Exhibit (a)(1)(B)
LETTER OF TRANSMITTAL
to Tender Shares of Common Stock
(Including the Associated Preferred Stock Purchase Rights)
of
MYLAN LABORATORIES INC.
Pursuant to its Offer to Purchase dated June 16, 2005
THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON FRIDAY, JULY 15, 2005, UNLESS THE OFFER IS EXTENDED.
The Depositary for the Offer is:
American Stock Transfer & Trust Company

By Hand:	By Mail or Overnight Delivery:
59 Maiden Lane New York, New York 10038	American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department 6201-15th Avenue Brooklyn, NY 11219
     Delivery of this Letter of Transmittal to an address other than as set forth above will not constitute a valid delivery to the Depositary. The instructions set forth in this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed.
     This Letter of Transmittal may not be used to tender Shares held in the Mylan Laboratories Inc. Profit Sharing 401(k) Plan. Instead, you must use the separate Direction Form included with the “Letter from Mylan Laboratories Inc. to Participants in its Profit Sharing 401(k) Plan.”

DESCRIPTION OF SHARES TENDERED

Name(s) and Address(es)
of Registered Holder(s)	Description of Shares
(Please fill in, if blank, exactly as name(s)	Tendered (Attach Additional
appear(s) on Share Certificate(s))	Signed List if Necessary)

Total Number of
Shares Evidenced
	Share Certificate	by Share	Number of Shares
	Number(s)*	Certificate(s)	Tendered**

Total Shares

Indicate in this box the order (by certificate number) in which Shares are to be purchased in event of proration.*** Attach additional signed list if necessary. See Instruction 8.
1st: 2nd: 3rd: 4th: 5th:

 * DOES NOT need to be completed by shareholders tendering Shares by book-entry transfer.
 ** Unless otherwise indicated, it will be assumed that all Shares evidenced by each certificate delivered to the Depositary are being tendered hereby. See Instruction 4.
*** If you do not designate an order, in the event less than all Shares tendered are purchased due to proration, Shares will be selected for purchase by the Depositary.

      You should use this Letter of Transmittal if you are tendering physical certificates, or are causing the Shares to be delivered by book-entry transfer to the Depositary’s account at The Depository Trust Company (which is hereinafter referred to as the “DTC”) pursuant to the procedures set forth in Section 3 of the Offer to Purchase.
      All capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Offer to Purchase.
      The Offer is not being made to (nor will tender of Shares be accepted from or on behalf of) shareholders in any jurisdiction where it would be illegal to do so.
      Delivery of this Letter of Transmittal to an address other than as set forth above will not constitute a valid delivery. Certificates for Shares, together with a properly completed Letter of Transmittal and any other documents required by this Letter of Transmittal, must be delivered to the Depositary and not to Mylan Laboratories Inc., a Pennsylvania corporation (“Mylan”), or Morrow & Co., Inc., the Information Agent. Any documents delivered to Mylan or the Information Agent will not be forwarded to the Depositary and will not be deemed to be properly tendered. DELIVERY OF THIS LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS TO THE DEPOSITORY TRUST COMPANY (“DTC”) DOES NOT CONSTITUTE DELIVERY TO THE DEPOSITARY.
      This Letter of Transmittal is to be completed only if (a) certificates representing Shares are to be forwarded herewith, or (b) an Agent’s Message (as defined in the Offer to Purchase) is utilized, and a tender of Shares is to be made concurrently by book-entry transfer to the account maintained by DTC pursuant to Section 3 of the Offer to Purchase. If a shareholder desires to tender Shares pursuant to the Offer and the shareholder’s Share certificates are not immediately available or cannot be delivered to the Depositary before the Expiration Date (as defined in the Offer to Purchase), or the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all required documents to reach the Depositary before the Expiration Date, the Shares still may be tendered, if all of the conditions set forth in Section 3 of the Offer to Purchase are satisfied. See Instruction 2.
      The name(s) and address(es) of the registered holder(s) should be printed, if they are not already printed above, exactly as they appear on the certificates representing Shares tendered. The certificate numbers, the number of Shares represented by the certificates and the number of Shares that the undersigned wishes to tender should be set forth in the appropriate boxes above.

Additional Information if Shares Have Been Lost, Are Being Delivered By Book-Entry Transfer or Are Being Delivered Pursuant to a Prior Notice of Guaranteed Delivery
LOST, DESTROYED OR STOLEN CERTIFICATE(S)
(See Instruction 14)
          If any certificate representing Shares has been lost, destroyed or stolen, the shareholder should promptly notify the Depositary. The shareholder will then be instructed as to the steps that must be taken in order to replace the certificate. This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost or destroyed certificates have been followed. Shareholders are requested to contact the Depositary immediately in order to permit timely processing of this documentation.
BOOK-ENTRY TRANSFER
(See Instruction 2)

☐	CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER TO AN ACCOUNT MAINTAINED BY THE DEPOSITARY AT DTC AND COMPLETE THE FOLLOWING:
Name of Tendering Institution:

DTC Account No.:

Transaction Code No.:

PRIOR GUARANTEED DELIVERY
(See Instruction 2)

☐	CHECK HERE IF SHARES ARE BEING TENDERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE DEPOSITARY AND COMPLETE THE FOLLOWING:
Name(s) of Registered Holder(s):

Date of execution of Notice of Guaranteed Delivery:

Name of Institution that Guaranteed Delivery:

Window Ticket Number (if any):

NOTE: SIGNATURES MUST BE PROVIDED BELOW.
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.
CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX
IS CHECKED, THERE IS NO VALID TENDER OF SHARES.
SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE OFFER
(See Instruction 5)

☐	The undersigned wishes to maximize the chance of having Mylan purchase all the Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders Shares and is willing to accept the Purchase Price (as hereinafter defined) determined by Mylan pursuant to the Offer (as hereinafter defined). Note that this election could result in your Shares being purchased at the minimum price of $18.00 per Share.
 — OR —

SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER
(See Instruction 5)
          By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders Shares at the price checked. This action could result in none of the Shares being purchased if the Purchase Price for the Shares is less than the price checked. If the Purchase Price for the Shares is equal to or greater than the price checked, then the Shares purchased by Mylan will be purchased at the Purchase Price. A shareholder who wishes to tender Shares at more than one price must complete a separate Letter of Transmittal for each price at which Shares are being tendered. The same Shares cannot be tendered (unless previously properly withdrawn in accordance with the terms of the Offer) at more than one price.
PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

☐$18.00	☐$18.75	☐$19.50	☐$20.25
☐$18.25	☐$19.00	☐$19.75	☐$20.50
☐$18.50	☐$19.25	☐$20.00
CONDITIONAL TENDER
(See Instruction 15)
          A shareholder may tender his or her Shares subject to the condition that a specified minimum number of the shareholder’s Shares tendered pursuant to this Letter of Transmittal must be purchased if any Shares tendered are purchased, all as described in the Offer to Purchase, particularly in Section 6 thereof. Any shareholder desiring to make a conditional tender must so indicate in the box captioned “Conditional Tender” below. It is the tendering shareholder’s responsibility to determine the minimum number of Shares to be purchased.
          If the effect of accepting tenders on a pro rata basis would be to reduce the number of Shares to be purchased from any shareholder (tendered pursuant to this Letter of Transmittal or Notice of Guaranteed Delivery) below the minimum number specified, the tender will automatically be regarded as withdrawn (except as provided in Section 6 of the Offer to Purchase). All Shares tendered by a shareholder subject to a conditional tender pursuant to this Letter of Transmittal or Notice of Guaranteed Delivery and regarded as withdrawn as a result of proration will be returned as promptly as practicable after the Expiration Date.

☐	Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.

☐	The minimum number of Shares that must be purchased, if any are purchased, is Shares.
          The undersigned recognizes that, under certain circumstances set forth in the Offer to Purchase, Mylan may terminate or amend the Offer or may postpone the acceptance for payment of, or the payment for, Shares tendered or may accept for payment fewer than all of the Shares tendered. In any event, the undersigned understands that certificate(s) for any Shares not tendered or not purchased will be returned to the undersigned at the address indicated above, unless otherwise indicated under the box entitled “Special Payment Instructions” or the box entitled “Special Delivery Instructions” below.
          The undersigned understands that acceptance of Shares by Mylan for payment will constitute a binding agreement between the undersigned and Mylan upon the terms and subject to the conditions of the Offer.
          The check for the aggregate net Purchase Price for the Shares tendered and purchased will be issued to the order of the undersigned and mailed to the address indicated in the box entitled “Description of Shares Tendered” above, unless otherwise indicated in the box entitled “Special Payment Instructions” or the box entitled “Special Delivery Instructions” below. The undersigned acknowledges that Mylan has no obligation, pursuant to the “Special Payment Instructions,” to transfer any Shares from the name of its registered holder(s), or to order the registration or transfer of any Shares tendered by book-entry transfer, if Mylan does not purchase any of the Shares.

SPECIAL PAYMENT INSTRUCTIONS
(See Instructions 1, 4, and 9)
   To be completed ONLY if certificate(s) for Shares not tendered or not purchased and/or any check for the Purchase Price are to be issued in the name of someone other than the undersigned, or if Shares tendered hereby and delivered by book-entry transfer which are not purchased are to be returned by credit to an account at DTC other than that designated above.
Issue:

☐	Check

☐	Share Certificate(s) to:
Name(s):

(Please Type or Print)

(Please Type or Print)
Address:

(Zip Code)

(Tax Identification or Social Security Number)
(Complete Substitute Form W-9)

☐	Credit Shares delivered by book-entry transfer and not purchased to the account set forth below:
Account Number:

SPECIAL DELIVERY INSTRUCTIONS
(See Instructions 1, 4, and 9)
   To be completed ONLY if certificate(s) for Shares not tendered or not purchased and/or any check for the Purchase Price are to be mailed or sent to someone other than the undersigned, or to the undersigned at an address other than that designated in the box entitled “Description of Shares Tendered” above.
Mail:

☐	Check

☐	Share Certificate(s) to:
Name(s):

(Please Type or Print)

(Please Type or Print)
Address:

(Zip Code)

(Tax Identification or Social Security Number)
(Complete Substitute Form W-9)

IMPORTANT

SHAREHOLDERS SIGN HERE
(Please Complete and Return the Attached Substitute Form W-9.)

(Must be signed by the registered holder(s) exactly as such holder(s) name(s) appear(s) on certificate(s) for Shares or on a security position listing or by person(s) authorized to become the registered holder(s) thereof by certificates and documents transmitted with this Letter of Transmittal. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 6.)
Signature(s) of Owner(s):

Dated:

Name(s):

(Please Print)
Capacity (full title):

Address:

(Include Zip Code)
Daytime Area Code and Telephone Number:

Taxpayer Identification or
Social Security Number:

(See Substitute Form W-9)
GUARANTEE OF SIGNATURE(S)
(If Required — See Instructions 1 and 6)
Authorized Signature:

Name:

(Please Print)
Title:

Name of Firm:

Address:

(Include Zip Code)
Area Code and Telephone Number:

Dated:

Ladies and Gentlemen:
          The undersigned hereby tenders to Mylan, upon the terms and subject to the conditions described in the Offer to Purchase dated June 16, 2005 (the “Offer to Purchase”), and in this Letter of Transmittal (which together, as each may be supplemented or amended from time to time, constitute the “Offer”), receipt of which is hereby acknowledged, the number (indicated herein) of shares of Mylan’s common stock, par value $0.50 per share (the “Shares”). Unless the context requires otherwise, all references to Shares shall refer to the shares of common stock, par value $0.50 per share, of Mylan and shall include the associated preferred stock purchase rights issued pursuant to the Rights Agreement, dated as of August 22, 1996, between Mylan and American Stock Transfer & Trust Company, as amended as of November 8, 1999, August 13, 2004, September 8, 2004 and December 2, 2004. All Shares tendered and purchased will include such associated preferred stock purchase rights.
          Subject to, and effective upon, acceptance for payment of the Shares tendered in accordance with the terms and subject to the conditions of the Offer, including, if the Offer is extended or amended, the terms and conditions of the extension or amendment, the undersigned hereby sells, assigns and transfers to, or upon the order of, Mylan all right, title and interest in and to all Shares tendered and orders the registration of all Shares if tendered by book-entry transfer and irrevocably constitutes and appoints the Depositary as the true and lawful agent and attorney-in-fact of the undersigned with respect to the Shares with full knowledge that the Depositary also acts as the agent of Mylan, with full power of substitution (the power of attorney being deemed to be an irrevocable power coupled with an interest), to:

(a) deliver certificate(s) representing the Shares or transfer of ownership of the Shares on the account books maintained by DTC, together, in either case, with all accompanying evidences of transfer and authenticity, to or upon the order of Mylan upon receipt by the Depositary, as the undersigned’s agent, of the Purchase Price with respect to the Shares;

(b) present certificates for the Shares for cancellation and transfer on the books of Mylan; and

(c) receive all benefits and otherwise exercise all rights of beneficial ownership of the Shares, subject to the next paragraph, all in accordance with the terms and subject to the conditions of the Offer.
          The undersigned understands that Mylan will determine a single per Share price, not greater than $20.50 nor less than $18.00 per Share, that it will pay for Shares validly tendered and not properly withdrawn pursuant to the Offer, after taking into account the number of Shares so tendered and the prices specified by tendering shareholders. The undersigned understands that Mylan will select the lowest price (the “Purchase Price”) that will allow it to purchase 48,780,487 Shares (subject to its right to increase the total number of Shares purchased to the extent permitted by law) or, if a lesser number of Shares are validly tendered and not withdrawn, all such Shares that are properly tendered and not properly withdrawn. All Shares properly tendered at prices at or below the Purchase Price and not properly withdrawn will be purchased, subject to the conditions of the Offer and the proration and conditional tender provisions described in the Offer to Purchase. The undersigned understands that all shareholders whose Shares are purchased by Mylan will receive the same Purchase Price for each Share purchased in the Offer.
          The undersigned covenants, represents and warrants to Mylan that the undersigned:

(1) has a “net long position,” within the meaning of Rule 14e-4 promulgated under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) in the Shares or equivalent securities at least equal to the Shares being tendered and that the tender of Shares complies with Rule 14e-4;

(2) has full power and authority to tender, sell, assign and transfer the Shares tendered hereby and when and to the extent accepted for payment, Mylan will acquire good, marketable and unencumbered title to the tendered Shares, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer of the Shares, and not subject to any adverse claims;

(3) understands that tenders of Shares pursuant to any one of the procedures described in Section 3 of the Offer to Purchase and in the instructions will constitute the undersigned’s acceptance of the terms and conditions of the Offer, including the undersigned’s representation and warranty that (i) the undersigned has a “net long position,” within the meaning of Rule 14e-4 promulgated under the Exchange Act, in the Shares or equivalent securities at least equal to the Shares being tendered, and (ii) the tender of Shares complies with Rule 14e-4; and

(4) will, upon request, execute and deliver any additional documents deemed by the Depositary or Mylan to be necessary or desirable to complete the sale, assignment and transfer of the Shares tendered hereby.

          The undersigned understands that tenders of Shares pursuant to any one of the procedures described in Section 3 of the Offer to Purchase and in the instructions hereto will constitute a binding agreement between the undersigned and Mylan upon the terms and subject to the conditions of the Offer. The undersigned acknowledges that under no circumstances will Mylan pay interest on the Purchase Price, including without limitation by reason of any delay in making payment.
          The undersigned recognizes that Mylan has no obligation, pursuant to the “Special Payment Instructions”, to transfer any Shares from the name of the registered holder(s) thereof, if Mylan does not accept for payment any of the Shares so tendered.
          Unless otherwise indicated under “Special Payment Instructions”, please issue the check for the Purchase Price of any Shares purchased (less the amount of any federal income or backup withholding tax required to be withheld), and return any Shares not tendered or not purchased, in the name(s) of the undersigned or, in the case of Shares tendered by book-entry transfer, by credit to the account at DTC. Similarly, unless otherwise indicated under “Special Delivery Instructions”, please mail the check for the Purchase Price of any Shares purchased (less the amount of any federal income or backup withholding tax required to be withheld) and any certificates for Shares not tendered or not purchased (and accompanying documents, as appropriate) to the undersigned at the address shown below the undersigned’s signature(s). In the event that both “Special Payment Instructions” and “Special Delivery Instructions” are completed, please issue the check for the Purchase Price of any Shares purchased (less the amount of any federal income or backup withholding tax required to be withheld) and return any Shares not tendered or not purchased in the name(s) of, and mail said check and any certificates to, the person(s) so indicated.
          All authority conferred or agreed to be conferred will survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder will be binding on the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and legal representatives of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

INSTRUCTIONS
FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER
          If you participate in the Mylan Laboratories Inc. Profit Sharing 401(k) Plan you may not use this Letter of Transmittal to direct the tender of the Shares attributable to your account. Instead, you must use the separate Direction Form included with the “Letter from Mylan Laboratories Inc. to Participants in its Profit Sharing 401(k) Plan” sent to participants in the plan. If you participate in the Mylan Laboratories Inc. Profit Sharing 401(k) Plan you should read the separate “Letter from Mylan Laboratories Inc. to Participants in its Profit Sharing 401(k) Plan” and the Direction Form and related materials carefully.
          1. Guarantee of Signatures. No signature guarantee is required if:
          (a) this Letter of Transmittal is signed by the registered holder of the Shares whose name appears on a security position listing as the owner of the Shares tendered and the holder has not completed either the box entitled “Special Delivery Instructions” or the box entitled “Special Payment Instructions” on this Letter of Transmittal; or
          (b) Shares are tendered for the account of a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or an “eligible guarantor institution,” as the term is defined in Rule 17Ad-15 under the Exchange Act (each of the foregoing constituting an “Eligible Institution”).
          In all other cases, all signatures on this Letter of Transmittal must be guaranteed by an Eligible Institution. See Instruction 6.
          2. Delivery of Letter of Transmittal and Certificates; Guaranteed Delivery Procedures. This Letter of Transmittal is to be completed only if certificates for Shares are delivered with it to the Depositary (or the certificates will be delivered pursuant to a Notice of Guaranteed Delivery previously sent to the Depositary) or if a tender for Shares is being made concurrently pursuant to the procedure for tender by book-entry transfer set forth in Section 3 of the Offer to Purchase. Certificates for all physically tendered Shares or confirmation of a book-entry transfer into the Depositary’s account at DTC of Shares tendered electronically, together in each case with a properly completed and duly executed Letter of Transmittal, or a manually signed facsimile of the Letter of Transmittal, or an Agent’s Message in the case of a book-entry transfer, and any required signature guarantees and other documents required by the Letter of Transmittal, should be mailed or delivered to the Depositary at the appropriate address set forth in this document and must be received by the Depositary on or before the Expiration Date. Delivery of this Letter of Transmittal and any other required documents to DTC does not constitute delivery to the Depositary.
          Guaranteed Delivery. If a shareholder desires to tender Shares pursuant to the Offer and the shareholder’s Share certificates are not immediately available or cannot be delivered to the Depositary before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all required documents to reach the Depositary before the Expiration Date, the Shares still may be tendered, if all of the following conditions are satisfied:

(a) the tender is made by or through an Eligible Institution;

(b) the Depositary receives by hand, mail, overnight courier, or facsimile transmission, on or before the Expiration Date, a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form Mylan has provided with the Offer to Purchase, including (where required) a signature guarantee by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery; and

(c) the certificates for all tendered Shares, in proper form for transfer (or confirmation of book-entry transfer of the Shares into the Depositary’s account at DTC), together with a properly completed and duly executed Letter of Transmittal, or a manually signed facsimile of the Letter of Transmittal, or an Agent’s Message in the case of a book-entry transfer, and any required signature guarantees and other documents required by the Letter of Transmittal, are received by the Depositary within three business days after the date of receipt by the Depositary of the Notice of Guaranteed Delivery.

          The method of delivery of all documents, including certificates for Shares, this Letter of Transmittal and any other required documents, is at the election and risk of the tendering shareholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.
          Except as specifically permitted by Section 6 of the Offer to Purchase, Mylan will not accept any alternative, conditional or contingent tenders, nor will it purchase any fractional Shares, except as expressly provided in the Offer to Purchase. All tendering shareholders, by execution of this Letter of Transmittal (or a facsimile of this Letter of Transmittal), waive any right to receive any notice of the acceptance of their tender.
          3. Inadequate Space. If the space provided in the box entitled “Description of Shares Tendered” above is inadequate, the certificate numbers and/or the number of Shares should be listed on a separate signed schedule and attached to this Letter of Transmittal.
          4. Partial Tenders and Unpurchased Shares. (Not applicable to shareholders who tender by book-entry transfer.) If fewer than all of the Shares evidenced by any certificate are to be tendered, fill in the number of Shares that are to be tendered in the column entitled “Number of Shares Tendered” in the box entitled “Description of Shares Tendered” above. In that case, if any tendered Shares are purchased, a new certificate for the remainder of the Shares (including any Shares not purchased) evidenced by the old certificate(s) will be issued and sent to the registered holder(s), unless otherwise specified in either the box entitled “Special Payment Instructions” or the box entitled “Special Delivery Instructions” in this Letter of Transmittal, as soon as practicable after the Expiration Date. Unless otherwise indicated, all Shares represented by the certificate(s) set forth above and delivered to the Depositary will be deemed to have been tendered.
          5. Indication of Price at Which Shares Are Being Tendered. In order to validly tender by this Letter of Transmittal, tendering shareholders must either:

(a) check the box under “Shares Tendered at Price Determined Pursuant to the Offer”; OR

(b) check the box indicating the price per Share at which such Shares are being tendered under “Shares Tendered at Price Determined by Shareholder”.
          By checking the box under “Shares Tendered at Price Determined Pursuant to the Offer”, the shareholder agrees to accept the Purchase Price resulting from the Offer process, which may be as low as $18.00 or as high as $20.50 per Share. By checking a box under “Shares Tendered at Price Determined by Shareholder”, the shareholder acknowledges that doing so could result in none of his or her Shares being purchased if the Purchase Price for the Shares is less than the price the shareholder checked.
          Shareholders may only check one box. If more than one box is checked or no boxes are checked, then the shareholder will not be deemed to have validly tendered his or her Shares. Shareholders wishing to tender portions of their Shares at different prices must complete a separate Letter of Transmittal for each price at which they wish to tender each such portion of their Shares. Shareholders cannot tender the same Shares at more than one price (unless they previously tendered and withdrew those Shares, as provided in Section 4 of the Offer to Purchase).
          6. Signatures on Letter of Transmittal; Stock Powers and Endorsements.
          (a) If this Letter of Transmittal is signed by the registered holder(s) of the Shares tendered, the signature(s) must correspond exactly with the name(s) as written on the face of the certificate(s) without any change whatsoever.
          (b) If any of the Shares tendered hereby are registered in the names of two or more persons, all such persons must sign this Letter of Transmittal.

          (c) If any of the Shares tendered hereby are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal (or facsimile) as there are different registrations of certificates.
          (d) If this Letter of Transmittal is signed by the registered holder(s) of the Shares tendered hereby, no endorsement(s) of certificate(s) representing the Shares or separate stock power(s) are required unless payment is to be made or the certificate(s) for Shares not tendered or not purchased are to be issued to a person other than the registered holder(s). Signature(s) on the certificate(s) must be guaranteed by an Eligible Institution.
          (e) If this Letter of Transmittal is signed by a person other than the registered holder(s) of the certificate(s) listed, or if payment is to be made or certificate(s) for Shares not tendered or not purchased are to be issued to a person other than the registered holder(s), the certificate(s) must be endorsed or accompanied by appropriate stock power(s), in either case signed exactly as the name(s) of the registered holder(s) appears on the certificate(s), and the signature(s) on the certificate(s) or stock power(s) must be guaranteed by an Eligible Institution. See Instruction 1.
          (f) If this Letter of Transmittal or any certificate(s) or stock power(s) is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or any other person acting in a fiduciary or representative capacity, that person should so indicate when signing this Letter of Transmittal and must submit proper evidence satisfactory to the Depositary which is satisfactory to Mylan of his or her authority to so act.
          7. Stock Transfer Taxes. Except as provided in this Instruction 7, no stock transfer tax stamps or funds to cover tax stamps need accompany this Letter of Transmittal. Mylan will pay any stock transfer taxes payable on the transfer to it of Shares purchased pursuant to the Offer. If, however, either (a) payment of the Purchase Price for Shares tendered and accepted for purchase is to be made to any person other than the registered holder(s), (b) Shares not tendered or not accepted for purchase are to be registered in the name(s) of any person(s) other than the registered holder(s) or (c) certificate(s) representing tendered Shares are registered in the name(s) of any person(s) other than the person(s) signing this Letter of Transmittal, then the Depositary will deduct from the Purchase Price the amount of any stock transfer taxes (whether imposed on the registered holder(s), other person(s) or otherwise) payable on account of the transfer to that person, unless satisfactory evidence of the payment of the taxes or any exemption therefrom is submitted.
          8. Order of Purchase in Event of Proration. As described in Section 1 of the Offer to Purchase, shareholders may designate the order in which their Shares are to be purchased in the event that as a result of the proration provisions or otherwise, some but not all of the tendered Shares are purchased in the Offer. The order of purchase may have an effect on the federal income tax treatment of the Purchase Price for the Shares purchased. See Section 1 of the Offer to Purchase.
          9. Special Payment and Delivery Instructions. If certificate(s) for Shares not tendered or not purchased and/or check(s) are to be issued in the name of a person other than the signer of this Letter of Transmittal or if the certificates and/or checks are to be sent to someone other than the person signing this Letter of Transmittal or to the signer at a different address, the box entitled “Special Payment Instructions” and/or the box entitled “Special Delivery Instructions” on this Letter of Transmittal should be completed as applicable and signatures must be guaranteed as described in Instruction 1.
          10. Irregularities. All questions as to the number of Shares to be accepted, the Purchase Price to be paid for Shares to be accepted and the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of Shares will be determined by Mylan, in its reasonable discretion, and its determination will be final and binding on all parties. Mylan reserves the absolute right to reject any or all tenders of any Shares that it determines are not in proper form or the acceptance for payment of or payment for which may, in the opinion of Mylan’s counsel, be unlawful. Mylan also reserves the absolute right to waive any of the conditions of the Offer with respect to all tendered Shares and Mylan’s interpretation of the terms of the Offer will be final and binding on all parties. Mylan also reserves the absolute right to waive any defect or irregularity in any tender with respect to any particular Shares or any particular shareholder. No tender of Shares will be deemed to have been properly made until all defects or irregularities have been cured by the tendering shareholder or waived by Mylan. Mylan will not be liable for failure to waive any condition of the Offer, or any defect or irregularity in any tender of Shares. None of Mylan, the Depositary, the Information Agent or any other person will be obligated to give notice of any defects or irregularities in tenders, nor will any of them incur any liability for failure to give any notice.
          11. Questions and Requests for Assistance and Additional Copies. Questions or requests for assistance may be directed to the Information Agent or the Dealer Manager at their respective telephone numbers and addresses set forth at the end of this Letter of Transmittal. Shareholders may request additional copies of the Offer to Purchase, this Letter of Transmittal or the Notice of Guaranteed Delivery from the Information Agent at its address and telephone numbers set forth at the end of this Letter of Transmittal.
          12. Important Tax Information and Substitute Form W-9. Under the U.S. federal income tax backup withholding rules, unless an exemption applies under the applicable law and regulations, 28% of the gross proceeds payable to a shareholder or other payee pursuant to the Offer must be withheld and remitted to the Internal Revenue Service (the “IRS”), unless the shareholder or other payee provides its taxpayer identification number (employer identification number or social security number) to the Depositary (as payor) and certifies under penalties of perjury that the number is correct. Therefore, each tendering shareholder that is a U.S. Holder (as defined in the Offer to Purchase) should complete and sign the Substitute Form W-9 included as part of this Letter of Transmittal in order to provide the information and certification necessary to avoid backup withholding, unless the shareholder otherwise establishes to the satisfaction of the Depositary that the shareholder is not subject to backup withholding. If a U.S. Holder does not provide the Depositary with the correct taxpayer identification number, the U.S. Holder may be subject to penalties imposed by the IRS. If backup withholding results in an overpayment of taxes, a refund may be obtained from the IRS in accordance with its refund procedures. Certain “exempt recipients” (including, among others, all corporations and certain Non-U.S. Holders, as defined in Section 14 of the Offer to Purchase) are not subject to backup withholding. In order for a Non-U.S. Holder to qualify as an exempt recipient, that shareholder must submit an IRS Form W-8BEN (or successor form), signed under penalties of perjury, attesting to that shareholder’s exempt status. This form can be obtained from the Depositary.
          To prevent U.S. federal income tax backup withholding equal to 28% of the gross payment made to shareholders for Shares purchased pursuant to the Offer, each shareholder that is a U.S. Holder and does not otherwise establish an exemption from the backup withholding must provide the Depositary with the shareholder’s correct taxpayer identification number by completing the Substitute Form W-9 set forth in this document, certifying that the taxpayer identification number provided is correct (or that the shareholder is awaiting a taxpayer identification number) and that (i) the shareholder is exempt from backup withholding, (ii) the shareholder has not been notified by the IRS that the shareholder is subject to backup withholding as a result of a failure to report all interest or dividends, or (iii) the IRS has notified the shareholder that the shareholder is no longer subject to backup withholding.
          Even if a Non-U.S. Holder has provided the required certification to avoid backup withholding, the Depositary will withhold U.S. federal income taxes equal to 30% of the gross payments payable to the Non-U.S. Holder or his agent unless the Depositary determines that a reduced rate of withholding is available under a tax treaty or that an exemption from withholding is applicable because the gross proceeds are effectively connected with the conduct of a trade or business within the United States (and, if a treaty applies, the gross proceeds are generally attributable to the United States permanent establishment maintained by such Non-U.S. Holder). To obtain a reduced rate of withholding under a tax treaty, a Non-U.S. Holder must deliver to the Depositary a properly completed and executed IRS Form W-8BEN (or successor form) before the payment is made. To obtain an exemption from withholding on the grounds that the gross proceeds paid pursuant to the Offer are effectively connected with the conduct of a trade or business within the United States, a Non-U.S. Holder must deliver to the Depositary a properly completed and executed IRS Form W-8ECI (or successor form).

          A Non-U.S. Holder that qualifies for an exemption from withholding by delivering IRS Form W-8ECI (or successor form) will generally be required to file a U.S. federal income tax return and generally will be subject to U.S. federal income tax on income derived from the sale of Shares pursuant to the Offer in the manner and to the extent described in Section 14 of the Offer to Purchase as if it were a U.S. Holder, and in the case of a foreign corporation, such income may be subject to the branch profit tax at a rate of 30% (or a lower rate specified in an applicable income tax treaty). The Depositary will determine a shareholder’s status as a Non-U.S. Holder and eligibility for a reduced rate of, or exemption from, withholding by reference to any outstanding, valid certificates or statements concerning eligibility for a reduced rate of, or exemption from, withholding (e.g., IRS Form W-8BEN (or successor form) or IRS Form W-8ECI (or successor form)) unless facts and circumstances indicate that reliance is not warranted.
          A Non-U.S. Holder may be eligible to obtain a refund of all or a portion of any tax withheld if the Non-U.S. Holder (i) meets the “complete termination,” “substantially disproportionate” or “not essentially equivalent to a dividend” tests described in Section 14 of the Offer to Purchase that would characterize the exchange as a sale (as opposed to a dividend) with respect to which the Non-U.S. Holder; (ii) is not subject to tax: or (iii) is otherwise able to establish that no tax or a reduced amount of tax is due.
          Non-U.S. Holders are urged to consult their tax advisors regarding the application of U.S. federal income tax withholding, including eligibility for a withholding tax reduction or exemption, and the refund procedure.
          13. Stock Option Plans. If you hold vested options in Mylan Stock Option Plans, then you may exercise such vested options by paying the cash exercise price and receiving Shares which you may then tender by following the instructions set forth in the Offer to Purchase and this Letter of Transmittal. You must exercise your options by no later than 3:00 p.m., New York City time, on Tuesday, July 12, 2005, in order to obtain shares to tender by the Expiration Date and in order to provide adequate time to deliver this Letter of Transmittal in accordance with Instruction 2 above. You should evaluate this Offer to Purchase carefully to determine if participation would be advantageous to you, based on your stock option exercise prices, the date of your stock option grants and the years left to exercise your options, the range of tender prices and the provisions for pro rata purchases by Mylan described in Section 1. We strongly encourage you to discuss the Offer with your tax advisor or broker.
          14. Lost, Destroyed or Stolen Certificates. If any certificate representing Shares has been lost, destroyed or stolen, the shareholder should promptly notify the Depositary. The shareholder will then be instructed as to the steps that must be taken in order to replace the certificate. This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost or destroyed certificates have been followed. Shareholders are requested to contact the Depositary immediately in order to permit timely processing of this documentation.
          15. Conditional Tenders. As described in Sections 3 and 6 of the Offer to Purchase, shareholders may condition their tenders on all or a minimum number of their tendered Shares being purchased. If Mylan purchases fewer than all of the Shares tendered before the Expiration Date and not properly withdrawn, the Depositary will perform a preliminary proration, and any Shares tendered at the Purchase Price pursuant to a conditional tender for which the condition was not satisfied by the preliminary proration will be deemed withdrawn. If, because of proration, the minimum number of Shares that you designate will not be purchased, Mylan may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, you must have tendered all your Shares and check the box so indicating. Upon selection by random lot, if any, Mylan will limit its purchase in each case to the designated minimum number of Shares. Conditional tenders will be selected by lot only from shareholders who tender all of their Shares.
          All tendered Shares will be deemed unconditionally tendered unless the “Conditional Tender” box is completed. Each shareholder is urged to consult his or her own tax advisor.
          If the Offer is over subscribed, Mylan will purchase all tendered Shares on a pro rata basis and, therefore, any Shares tendered pursuant to a conditional tender for which the minimum requirements are not satisfied may not be accepted and thereby will be deemed withdrawn.

ALL TENDERING HOLDERS MUST COMPLETE THE FOLLOWING:
PAYER: AMERICAN STOCK TRANSFER & TRUST COMPANY

SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service Payer’s Request for Taxpayer Identification Number and Certification Please fill in your name and address below. Name	Part I: Taxpayer Identification Number—For all accounts, enter your TIN in the box at right. (For most individuals, this is your Social Security number. If you do not have a number, see Obtaining a Number in the enclosed Guidelines for Certification of Taxpayer Identification Number (TIN) on Substitute Form W-9 (the “Guidelines”).) Certify by signing and dating below.

	Note: If the account is in more than one name, check in the enclosed Guidelines to determine which number to give the payer.	Social Security Number OR Other Taxpayer Identification Number (If awaiting TIN, write “Applied For”)

Address (number and street) City, State and Zip Code	Part II: For payees exempt from backup withholding, see the enclosed Guidelines and complete as instructed therein.

Part III: Certification — Under penalty of perjury, I certify that:

(1)	The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me);

(2)	I am not subject to backup withholding either because (a) I am exempt from backup withholding, (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS notified me that I am no longer subject to backup withholding; and

(3)	I am a U.S. person (as defined for U.S. federal tax purposes).
Certification Instructions — You must cross out item (2) in Part III if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax returns. However, if after being notified by the IRS that you were subject to backup withholding, you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2). (Also see instructions in the enclosed Guidelines.)

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature
Date

NOTE:	Any tendering shareholder or other payee who fails to complete fully, sign and return to the Depositary this Substitute Form W-9 may be subject to required U.S. federal income tax backup withholding of 28% of the gross proceeds paid to the shareholder or other payee pursuant to the Offer. See Section 3 of the Offer to Purchase. Non-U.S. Holders are urged to consult their tax advisors regarding the application of U.S. federal income tax withholding, including eligibility for a withholding tax reduction or exemption, and the refund procedure. Please review the enclosed guidelines for certification of taxpayer identification number on Substitute Form W-9 for additional details.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU ARE AWAITING
(OR WILL SOON APPLY FOR) A TAXPAYER IDENTIFICATION NUMBER.

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and that I mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office (or I intend to mail or deliver an application in the near future). I understand that, notwithstanding the information I provided in Part 3 of the Substitute Form W-9 above (and the fact that I have completed this Certificate of Awaiting Taxpayer Identification Number), if I do not provide a taxpayer identification number to the Depositary within sixty (60) days, the Depositary is required to withhold 28% of all cash payments made to me thereafter until I provide a number.

Signature
Date

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9
          GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. — Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

Give the name and SOCIAL
SECURITY number
For this type of account:		of —

1.	An individual’s account	The individual
2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)
3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)
4.	(a) The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee(1)
	(b) So-called trust account that is not a legal or valid trust under State law	The actual owner(1)
5.	Sole proprietorship or single-owner LLC	The owner(3)

For this type of account:

Give the name and EMPLOYER IDENTIFICATION number of —

6.	A valid trust, estate, or pension trust	The legal entity (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)(4)
7.	Corporate or LLC electing corporate status on Form 8832	The corporation
8.	Religious, charitable, or educational organization account	The organization
9.	Partnership or multi-member LLC	The partnership
10.	Association, club, or other tax-exempt organization	The organization
11.	A broker or registered nominee	The broker or nominee
12.	Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a Social Security Number, that person’s number must be furnished.
(2)	Circle the minor’s name and furnish the minor’s social security number.
(3)	You must show your individual name and you may also enter your business or “DBA” name on the second line. You may use your Social Security Number or Employer Identification Number. If you are a sole proprietor, the IRS encourages you to use your Social Security Number.
(4)	List first and circle the name of the legal trust, estate, or pension trust.

NOTE:	If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9
Obtaining a Number
If you don’t have a taxpayer identification number or you don’t know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.
Payees Exempt from Backup Withholding
Payees specifically exempted from backup withholding on ALL payments include the following:

•	A corporation.

•	A financial institution.

•	An organization exempt from tax under section 501(a), or an individual retirement plan or a custodial account under Section 403(b)(7).

•	The United States or any agency or instrumentality thereof.

•	A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

•	A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

•	An international organization or any agency, or instrumentality thereof.

•	A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

•	A real estate investment trust.

•	A common trust fund operated by a bank under section 584(a).

•	An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).

•	An entity registered at all times under the Investment Company Act of 1940.

•	A foreign central bank of issue.

•	A futures commission merchant registered with the Commodity Futures Trading Commission.

•	A middleman known in the investment community as a nominee or listed in the most recent publication of the American Society of Corporate Secretaries, Inc. Nominee List.
Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

•	Payments to nonresident aliens subject to withholding under section 1441.

•	Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

•	Payments of patronage dividends where the amount received is not paid in money.

•	Payments made by certain foreign organizations.
Payments of interest not generally subject to backup withholding include the following:

•	Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer’s trade or business and you have not provided your correct taxpayer identification number to the payer.

•	Payments of tax-exempt interest (including exempt-interest dividends under section 852).

•	Payments described in section 6049(b)(5) to non-resident aliens.

•	Payments on tax-free covenant bonds under section 1451.

•	Payments made by certain foreign organizations.

•	Mortgage interest paid to an individual.
EXEMPT PAYEES DESCRIBED ABOVE SHOULD FILE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE “EXEMPT” ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.
Certain payments, other than interest, dividends, and patronage dividends, that are not subject to information reporting, are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.
   Privacy Act Notice — Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.
Penalties
(1) Penalty for Failure to Furnish Taxpayer Identification Number — If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) Civil Penalty for False Information with Respect to Withholding — If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(3) Criminal Penalty for Falsifying Information — Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
FOR ADDITIONAL INFORMATION CONTACT
YOUR TAX CONSULTANT OR THE
INTERNAL REVENUE SERVICE.

          This Letter of Transmittal, properly completed and duly executed, or a manually signed facsimile of this Letter of Transmittal, together with certificates representing Shares being tendered or confirmation of book-entry transfer and all other required documents, or a Notice of Guaranteed Delivery, must be received by the Depositary by the Expiration Date. Shareholders are encouraged to return a completed Substitute Form W-9 with this Letter of Transmittal.
The Depositary for the Offer is:
American Stock Transfer & Trust Company

By Hand:	By Mail or Overnight Delivery:

59 Maiden Lane New York, New York 10038	American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department 6201 - 15th Avenue Brooklyn, NY 11219
          Questions or requests for assistance may be directed to the Information Agent or the Dealer Manager at their respective telephone numbers and addresses set forth below. Questions or requests for assistance or additional copies of the Offer to Purchase and the Letter of Transmittal or Notice of Guaranteed Delivery may be directed to the Information Agent at the address and telephone number set forth below. Shareholders may also contact their broker, dealer, commercial bank or trust company for assistance concerning the Offer.
The Information Agent for the Offer is:
Morrow & Co., Inc.
445 Park Avenue, 5th Floor
New York, New York 10022
(212) 754-8000
Shareholders Please Call Toll Free: (800) 607-0088
Banks and Brokers Call (800) 654-2468
E-mail: mylan.info@morrowco.com
The Dealer Manager for the Offer is:
Merrill Lynch & Co.
4 World Financial Center
New York, New York 10080
Telephone: (609) 818-8000
Toll-Free: (877) 653-2948